As filed with the Securities and
Exchange Commission on July 8, 1999 Registration No. 333-___ and No. 333-___
________________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________


       SIMON PROPERTY GROUP, INC.    SPG REALTY CONSULTANTS, INC.
      (Exact name of registrant as   (Exact name of registrant as
        specified in its charter)      specified in its charter)

                DELAWARE                       DELAWARE
      (State or other jurisdiction   (State or other jurisdiction
    of incorporation or organization) of incorporation or organization)

                046268599                     13-2838638
  (I.R.S. Employer Identification No.) (I.R.S. Employer Identification No.)

                           NATIONAL CITY CENTER
                   115 W. WASHINGTON ST., SUITE 15 EAST
                        INDIANAPOLIS, INDIANA 46204
                              (317) 636-1600
                 (Address of Principal Executive Offices)


                         SIMON PROPERTY GROUP AND
                  ADOPTING ENTITIES MATCHING SAVINGS PLAN
                         (Full title of the plan)

                             JAMES M. BARKLEY
                           SIMON PROPERTY GROUP
                           NATIONAL CITY CENTER
                         115 W. WASHINGTON STREET
                               SUITE 15 EAST
                       INDIANAPOLIS, INDIANA  46204
                  (Name and address of agent for service)

                              (317) 636-1600
       (Telephone number, including area code, of agent for service)

                                 COPY TO:
                             DAVID C. WORRELL
                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                        INDIANAPOLIS, INDIANA 46204
                              (317) 237-0300


                      CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES              AMOUNT TO         PROPOSED MAXIMUM       PROPOSED MAXIMUM              AMOUNT OF
 TO BE REGISTERED             BE REGISTERED (1)    OFFERING PRICE     AGGREGATE OFFERING PRICE (2)    REGISTRATION FEE
                                PER SHARE (2)
Paired Shares of Common           500,000              $27 3/16            $13,593,750                      $3,780
Stock, par value $.0001
per share (3)


(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register such interests.

(2)Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on July 2, 1999.

(3)Each share of Common Stock of Simon Property Group, Inc. is paired with a beneficial interest in 1/100th of a share of Common Stock of SPG Realty Consultants, Inc.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL      INFORMATION*

     *Information required by  Part  I  of  Form S-8 to be contained in the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Simon Property Group, Inc. ("SPG") and SPG Realty Consultants, Inc. (with SPG, the "Registrants") or the Simon Property Group and Adopting Entities Matching Savings Plan (the "Plan") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2)  The Registrants' Form 10-Q/A for the quarter ended September  30,
          1998;

     (3)  The Registrants' Form 10-Q for the quarter ended March 31, 1999;

     (4)  The Registrants' Current Report on Form 8-K dated March 4, 1999;

     (5)  The Registrants' Current Report on Form 8-K dated May 20, 1999;

     (6) The Registrants' Definitive Proxy Statement on Schedule 14A in connection with its 1999 Annual Meeting of Stockholders;

     (7) The description of the Registrants' Paired Shares of Common Stock contained in the Registrants' Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on September 24 1998, including any amendment or report filed for the purpose of updating such description; and

     (8) The Plan's Annual Report on Form 11-K for the year ended December 31, 1997.

     In addition, all documents subsequently filed by the Registrants or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

     The Registrants will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to James M. Barkley, Simon Property Group, National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204, (317) 636-1600.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Registrants' officers and directors are indemnified under Delaware law, the Registrants' Charters and the Partnership Agreement of Simon Property Group, L.P. (the "Operating Partnership") against certain liabilities. The Delaware General Corporation Law ("DGCL") generally permits a corporation to indemnify its directors and officers, among others, against expenses, judgments, fines and amounts paid in settlement actually or reasonably incurred by them in the defense or settlement of third-party actions or action by or in right of the corporation, and for judgments in third party actions provided there is a determination by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by a majority vote of a quorum of the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the interests of the corporation, and in a criminal proceeding, that the person had no reason to believe his or her conduct to be unlawful. Without court approval, however, no indemnification may be made in respect of any action by or in right of the corporation in which such person is adjudged liable. The DGCL states that the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the liability of officers may not be eliminated or limited under Delaware law.

     The Registrants' Charters contain a provision limiting the liability of directors and officers to the Registrants and their stockholders to the fullest extent permitted under and in accordance with the laws of the State of Delaware. Each of the Registrants' Charters provides that the directors will not be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision will not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation and its stockholders; (ii) acts or omissions not in good faith;
(iii) any transaction from which the director derived an improper personal benefit; or (iv) any matter in respect of which such director would be liable under Section 174 of the DGCL. The personal liability of a director for violation of the federal securities laws is not limited or otherwise affected. In addition, these provisions do not affect the ability of stockholders to obtain injunctive or other equitable relief from the courts with respect to a transaction involving gross negligence on the part of a director. No amendment of the Registrants' Charters shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. The Registrants' By-Laws contain provisions which implement the indemnification provisions of the Registrants' Charters.

     The Partnership Agreement of the Operating Partnership provides for indemnification of the officers and directors of each general partner of the Operating Partnership to the same extent indemnification is provided to officers and directors of the Registrants in their Charters, and limits the liability of such general partners and their officers and directors to the Operating Partnership and their partners to the same extent liability of officers and directors of the Registrants to the Registrants and their stockholders is limited under the Registrants' Charters.

     SPG has entered into indemnification agreements with each of SPG's directors and officers. The indemnification agreements require, among other things, that SPG indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. SPG also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover each director and officer if SPG obtains directors' and officers' liability insurance.

     In addition, the Registrants have a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

     The Registrants hereby undertake that they will submit or have submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.


ITEM 9.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove  from  registration   by  means  of  a  post-effective
          amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     THE REGISTRANTS. Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 6, 1999.

                                SIMON PROPERTY GROUP, INC.  and
                                SPG REALTY CONSULTANTS, INC.


                                By:        /S/ DAVID SIMON
                                   David Simon
                                   Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes David Simon, Stephen E. Sterrett, James R. Giuliano III and John Dahl, or any of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints David Simon, Stephen E. Sterrett, James R. Giuliano III and John Dahl, or any of them, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith.

       SIGNATURE                    TITLE                       DATE

       /S/ DAVID SIMON              Chief Executive Officer     July 6, 1999
        David Simon                 and Director (Principal
                                    Executive Officer)

      /S/ HERBERT SIMON             Co-Chairman of the
        Herbert Simon               Board of Directors          July 6, 1999

        Melvin Simon                Co-Chairman of the          July _, 1999
                                    Board of Directors

      /S/ HANS C. MAUTNER           Vice Chairman of the        July 6, 1999
        Hans C. Mautner             Board of Directors

        Richard Sokolov             President, Chief Operating  July _, 1999
                                    Officer and Director

      /S/ ROBERT E. ANGELICA        Director                    July 6, 1999
        Robert E. Angelica

      /S/ BIRCH BAYH                Director                    July 6, 1999
        Birch Bayh

       Pieter S. van den Berg       Director                    July _, 1999

      /S/ G. WILLIAM MILLER         Director                    July 6, 1999
       G. William Miller

      /S/ FREDRICK W. PETRI         Director                    July 6, 1999
       Fredrick W. Petri

      /S/ J. ALBERT SMITH           Director                    July 6, 1999
       J. Albert Smith

      /S/ PHILIP J. WARD            Director                    July 6, 1999
       Philip J. Ward

      /S/ M. DENISE DEBARTOLO YORK  Director                    July 6, 1999
       M. Denise DeBartolo York

      /S/ JOHN DAHL                 Senior Vice President       July 6, 1999
       John Dahl                    (Principal Accounting
                                    Officer)

Principal Financial Officers:

      SIGNATURE                     TITLE                        DATE
      /S/ STEPHEN E. STERRETT       Treasurer                    July 6, 1999
       Stephen E. Sterrett\

      /S/ JAMES R. GIULIANO III     Senior Vice President        July 6, 1999
       James R. Giuliano III

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on July 6, 1999.

                              SIMON PROPERTY GROUP AND ADOPTING
                              ENTITIES MATCHING SAVINGS PLAN


                              SIMON PROPERTY GROUP, L.P.,
                                 as Plan Administrator

                              By: SIMON PROPERTY GROUP, INC.,
                                 Managing General Partner


                              By:        /S/ DAVID SIMON
                                 David Simon, Chief Executive Officer

                             INDEX TO EXHIBITS

                              DESCRIPTION OF EXHIBIT
Exhibit
   NO.
4.1     Restated Certificate of Incorporation of Simon Property Group, Inc.
        (incorporated by reference to Exhibit 3.1 to the Registrant's
        Current Report on Form 8-K filed October 9, 1998).
4.2     Restated By-laws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form
        8-K filed October 9, 1998).
4.3     Restated Certificate of Incorporation of SPG Realty Consultants,
        Inc.  (incorporated by reference to Exhibit 3.3 to the Registrant's
        Current Report on Form 8-K filed October 9, 1998).
4.4     Restated By-laws of SPG Realty Consultants, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant's Current Report on Form
        8-K filed October 9, 1998).
4.5     Issuance Agreement dated as of September 28, 1998, between Simon
        Property Group, Inc. and SPG Realty Consultants, Inc. (incorporated by reference to Exhibit 4.5 to the Registrant's Current Report on
        Form 8-K filed October 9, 1998).
4.6     Trust Agreement, dated as of October 30, 1979, among shareholders of predecessors in interest to Simon Property Group, Inc. and SPG
        Realty Consultants, Inc., and First Jersey National Bank, as
        Trustee (incorporated by reference to Exhibit 4.7 of the Form S-4 filed by Corporate Property Investors, Inc. (Reg. No. 333-61399)).
4.7     Fifth Amendment and Complete Restatement of the Simon DeBartolo
        Group and Adopting Entities Matching Savings Plan.
4.8     Seventh Amendment to the Simon DeBartolo Group and Adopting
        Entities Matching Savings Plan.
5       Opinion of Baker & Daniels
23.1    Consent of Arthur Andersen LLP.
23.2    Consent of Ernst & Young LLP.
23.3    Consent of Baker & Daniels (included in their opinion filed as
        Exhibit 5).
24      Powers of Attorney (included on the Signature Page of the
        Registration Statement).